EX-99.906CERT

CERTIFICATIONS

Pursuant to Section 906 of the

Sarbanes-Oxley Act of 2002

Each of the undersigned below certifies that:

1.	This report on Form N-CSR of Lord Abbett Municipal Income Fund, Inc. (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Date: November 27, 2015

By: /s/ Daria L. Foster                     .

Daria L. Foster

President and Chief Executive Officer

By: /s/ Joan A. Binstock

Joan A. Binstock

Chief Financial Officer and Vice President

A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, OR OTHER DOCUMENT AUTHENTICATING, ACKNOWLEDGING, OR OTHERWISE ADOPTING THE SIGNATURE THAT APPEARS IN TYPED FORM WITHIN THE ELECTRONIC VERSION OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, HAS BEEN PROVIDED TO THE REGISTRANT AND WILL BE RETAINED BY THE REGISTRANT AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.